UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LORILLARD, INC.

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Lorillard Employee Audio Message – for Announcement Day

•	Good morning. This is Murray Kessler

•	After many months of negotiations, much of which has been speculated in the press, we made some very big announcements this morning.

•	First, we announced that Lorillard will be combining with Reynolds to form an exciting new company anchored by the Newport®, Camel, Pall Mall, Grizzly and VUSE brands. Reynolds is paying just over $27 billion for our great company.

•	Second, we announced that Lorillard and Reynolds will sell the Kool, Salem, Winston, Maverick® and blu eCigs® brands to Imperial Tobacco, which will be combined with Imperial’s existing U.S. company, Commonwealth-Altadis, Inc., and their portfolio of products that includes USA Gold and Sonoma brands to form a new company.

•	Third, we announced that Imperial will also acquire Lorillard’s headquarters, manufacturing and R&D facilities in Greensboro, our facility in Danville, Virginia and our Sales Force.

•	This is truly a transformational day for our Company that I believe is a win for shareholders, a win for our employees, a win for customers and a win for consumers!

•	By now, you have received an employee letter from me outlining why these transactions are so compelling for all of these constituents…. including you – our valued employees.

•	The letter and press release provide you with a lot of detail, but I wanted to take you through the key highlights of these transactions.

•	But before I do, I want to emphasize that throughout the negotiation process, Lorillard employees were at the forefront of my mind. I am pleased to inform you that the vast majority of employees will retain their jobs, either by joining Imperial or Reynolds.

•	By combining with Reynolds, we are bringing together two of the oldest tobacco companies to generate efficiencies and create a stronger competitor with greater scale and geographic diversification.

•	Employees joining Reynolds will benefit from working for a larger company that will be an employer of choice in North Carolina and our industry.

•	Imperial recognizes the importance of our employees and the success you bring to our operations, as well as the quality of Lorillard’s facilities and the strength of our sales force and customer network.

•	We strongly believe—as do they—that our employees who become part of Imperial (which is a lot) will be an integral part of their efforts to strengthen their position in the U.S. marketplace.

•	I will be joining the Board of Directors of Reynolds and a familiar face to Lorillard, Martin Orlowsky will be returning as Executive Chairman Designate to run the Imperial U.S. operation. The remaining management positions will be named at a later time.

•	Looking ahead, until the transactions are completed, Reynolds, Lorillard and Imperial will remain separate companies and it will be business as usual for all of us.

•	We ask that you remain focused on your day-to-day responsibilities, and continue providing the high quality tobacco products and service expected from Lorillard.

•	We recognize you will have many questions about this announcement, and we have distributed an FAQ along with the employee letter to address some of those.

•	I hope that you can join me for a town-hall conference call later today at 12:15 PM ET. Details of which can be found in the employee letter. During that conference call I will try and answer as many questions as possible. To facilitate that meeting, if you have a question you would like answered, please email it to feedback@lortobco.com. I’ll do my best to get through as many as possible.

•	Thank you for all of your hard work and outstanding efforts that helped Lorillard create so much value for our shareholders, and at the same time allow me to look out for employees. You should feel proud of all that you have accomplished that helped get us to where we are today.

•	We are excited about what the future holds and we hope you are too.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K and its Quarterly Report for the quarterly period ended March 31, 2014, which were filed with the Securities and Exchange Commission on February 21, 2014 and April 24, 2014, respectively, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement of Reynolds American and Lorillard that also constitutes a prospectus of Reynolds American. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA Director, Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the joint proxy statement/prospectus when filed with the SEC.